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                                             Exhibit 23.1


                Independent Auditors' Consent
                -----------------------------



The Board of Directors
The St. Paul Companies, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-65728) on Form S-8 of The
St. Paul Companies, Inc., of our report dated June 20,
2003, relating to the statements of net assets available for benefits of The St. Paul Companies, Inc. Savings Plus Plan as of December 31, 2002 and 2001, the related statements of changes in net assets available for benefits for the years then ended, and the related schedule as of December 31, 2002, and of our report dated June 20, 2003, relating to the statements of net assets available for benefits of The St. Paul Companies, Inc. Stock Ownership Plan as of December 31, 2002 and 2001, the related statements of changes in net assets available for benefits for the years then ended, and the related schedules as of and for the year ended December 31, 2002, which reports appear in the December 31, 2002 annual report on Form 11-K of The St. Paul Companies, Inc. Savings Plus Plan and The St. Paul Companies, Inc. Stock Ownership Plan.


                                             KPMG LLP
                                             --------
                                             KPMG LLP
Minneapolis, Minnesota
June 30, 2003